


                                                                 Exhibit h-3
                                                                 Page 1 of 2


                         NEW ENGLAND ENERGY INCORPORATED
                            Statements of Cash Flows
                     For the Quarter Ended December 31, 1996
                       (Unaudited, Subject to Adjustment)

                                             Old Program New Program Combined
                                             ----------- ----------- --------
Operating Activities:
   Net income                                $   (371,800)$  44,322$   (327,478)
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Amortization of cost of fuel reserves      4,400,490         -   4,400,490
     Loss passed on to an affiliate             4,816,772         -   4,816,772
     Accrued loss to be passed on to an affiliate(586,815)        -    (586,815)
     Deferred income taxes                     (1,987,781)        -  (1,987,781)
     (Increase)/decrease in accounts receivable
       (excluding loss to be passed on to affiliate)      6,359,782           - 6,359,782
     Increase/(decrease) in accrued exploration
       and development costs                     (969,237)        -    (969,237)
     Increase/(decrease) in accounts payable   (3,432,678)  (98,754) (3,531,432)
     Increase/(decrease) in accrued interest payable        247,727           -247,727
     Increase/(decrease) in accrued taxes        (661,668)   (4,303)   (665,971)
                                             ------------ ---------------------
       Net cash provided by operating activities       $  7,814,792   $ (58,735)     $  7,756,057
                                             ------------ ---------------------
Investing Activities:
   Investment in property - Samedan:
     Exploration (also includes dry holes, depleted
                  wells and work in process) $ (2,919,661)$       -$ (2,919,661)
     Development (also reflects transfer of
                   depleted wells)             (1,143,465)        -  (1,143,465)
   Capital costs                               (1,561,617)        -  (1,561,617)
   Other                                       (1,083,391)        -  (1,083,391)
                                             ------------ ---------------------
    Net cash used in investing activities    $ (6,708,134)$       -$ (6,708,134)
                                             ------------ ---------------------

Financing Activities:
   Subordinated notes payable to parent-issues         $    577,300   $       -      $    577,300
   Subordinated notes payable to parent-retirements     -         -           -
   Changes in notes payable to bank under
       credit agreement                        (7,000,000)        -  (7,000,000)
                                             ------------ ---------------------
       Net cash used in financing activities $ (6,422,700)$       -$ (6,422,700)
                                             ------------ ---------------------

Net increase/(decrease) in cash and cash equivalents $ (5,316,042)    $ (58,735)     $ (5,374,777)
Cash and cash equivalents at beginning of period5,647,593   (73,422)  5,574,171
                                             ------------ ---------------------

Cash and cash equivalents at end of period   $    331,551 $(132,157)  $    199,394
                                             ------------ ---------------------




                                                                 Exhibit h-3
                                                                 Page 2 of 2


                         NEW ENGLAND ENERGY INCORPORATED
                            Statements of Cash Flows
                      For the Year Ended December 31, 1996
                       (Unaudited, Subject to Adjustment)

                                             Old Program New Program Combined
                                             ----------- ----------- --------
Operating Activities:
   Net income                                $ (1,446,447) $ 42,246$ (1,404,201)
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Amortization of cost of fuel reserves     49,163,223         -  49,163,223
     Loss passed on to an affiliate            43,731,259         -  43,731,259
     Accrued loss to be passed on to an affiliate       (21,648,465)          -(21,648,465)
     Deferred income taxes                    (20,511,781)        - (20,511,781)
     (Increase)/decrease in accounts receivable
       (excluding loss to be passed on to affiliate)         27,546         410 27,956
     Increase/(decrease) in accrued exploration
       and development costs                    2,343,316         -   2,343,316
     Increase/(decrease) in accounts payable      115,877  (191,351)    (75,474)
     Increase/(decrease) in accrued interest payable        181,133           -181,133
     Increase/(decrease) in accrued taxes payable         2,207,459      (5,400)   2,202,059
                                             ------------ ---------------------
       Net cash provided by operating activities       $ 54,163,120   $(154,095)$ 54,009,025
                                             ------------ ---------------------
Investing Activities:
   Investment in property - Samedan:
     Exploration (also includes dry holes, depleted
                  wells and work in process) $ (7,743,523)$       -$ (7,743,523)
     Development (also reflects transfer of
                   depleted wells)             (5,267,609)        -  (5,267,609)
   Capital costs                               (6,784,326)        -  (6,784,326)
   Other                                       (2,918,437)        -  (2,918,437)
                                             ------------ ---------------------
    Net cash used in investing activities    $(22,713,895)$       -$(22,713,895)
                                             ------------ ---------------------

Financing Activities:
   Subordinated notes payable to parent-issues         $  4,771,136   $       - $  4,771,136
   Subordinated notes payable to parent-retirements      (4,000,000)          -   (4,000,000)
   Changes in notes payable to bank under
       credit agreement                       (33,000,000)        - (33,000,000)
                                             ------------ ---------------------
       Net cash used in financing activities $(32,228,864)$       -$(32,228,864)
                                             ------------ ---------------------

Net increase/(decrease) in cash and cash equivalents   $   (779,639)  $(154,095)$   (933,734)
Cash and cash equivalents at beginning of period1,111,190    21,938   1,133,128
                                             ------------ ---------------------

Cash and cash equivalents at end of period   $    331,551 $(132,157)  $    199,394
                                             ------------ ---------------------
